SCHEDULE 14A
                              (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         ARV Assisted Living, Inc.

             (Name of Registrant as Specified in Its Charter)

                           Emeritus Corporation

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)     Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)     Proposed maximum aggregate value of transaction:

      (5)     Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)     Amount Previously Paid:

      (2)     Form, Schedule or Registration Statement No.:

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To the shareholders of ARV Assisted Living, Inc.:

               We have previously forwarded to you proxy materials dated December 22, 1997 for the Annual Meeting of shareholders of ARV Assisted Living, Inc. Those materials also refer to a GOLD proxy card to be used in connection with a Special Meeting of ARV shareholders. Because certain mailing procedures provide for only one card per mailing, the GOLD card was not included in the original mailing. Please sign, date and return both the GOLD card enclosed herewith and the BLUE card previously furnished to you. A postage-paid envelope is enclosed for your use.

               Thank you for your support.

                                        Sincerely,


                                        Emeritus Corporation


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To the shareholders of ARV Assisted Living, Inc.:

               The enclosed materials refer to both a BLUE proxy card for use at ARV's Annual Meeting and a GOLD proxy card to be used in connection with a Special Meeting of ARV shareholders. With respect to your proxy for the Annual Meeting, Emeritus recommends you use the enclosed BLUE proxy card to vote FOR the election of the Emeritus Nominees, FOR Proposal 1 and to ABSTAIN from voting on Proposal 2 by marking, signing, dating and returning the BLUE proxy card in the postage-paid envelope provided.

               Because certain mailing procedures provide for only one card per mailing, we are forwarding the GOLD card to you separately. Please sign, date and return both the enclosed BLUE proxy card and the GOLD proxy card being mailed to you under separate cover at your earliest convenience.

               Thank you for your support.

                                        Sincerely,


                                        Emeritus Corporation



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